UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2015

MYR GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	1-08325	36-3158643
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1701 Golf Road, Suite 3-1012 Rolling Meadows, IL	60008
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (847) 290-1891

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2015, the Board of Directors (the “Board”) of MYR Group Inc. (“MYR Group”) appointed Kenneth M. Hartwick as a director of MYR Group, effective July 29, 2015. Mr. Hartwick was appointed as a Class I director with an initial term expiring at the 2017 annual meeting of stockholders. Mr. Hartwick will serve on the Board’s Audit and Nominating and Corporate Governance Committees.

On June 18, 2015, the Board also appointed Donald C. I. Lucky as a director of MYR Group, effective July 29, 2015. Mr. Lucky was appointed as a Class II director with an initial term expiring at the 2018 annual meeting of stockholders. Mr. Lucky will serve on the Board’s Compensation and Nominating and Corporate Governance Committees.

There is no arrangement or understanding between Mr. Hartwick or Mr. Lucky and any other persons pursuant to which either was selected as a director. There are no, nor have there been any, related persons transactions between MYR Group and Mr. Hartwick or Mr. Lucky reportable under Item 404(a) of Regulation S-K.

Mr. Hartwick and Mr. Lucky will receive the standard compensation received by MYR Group’s non-employee directors as disclosed in MYR Group’s 2015 Proxy Statement filed with the Securities and Exchange Commission on March 12, 2015, pro-rated for the period served.

On June 23, 2015 MYR Group issued a press release announcing these matters. The press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	MYR Group Inc. Press Release, dated June 23, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYR GROUP INC.

Dated: June 23, 2015	By:
		Name: Title:	Gerald B. Engen, Jr. Senior Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	MYR Group Inc. Press Release, dated June 23, 2015